FERRO REPORTS SIGNIFICANTLY HIGHER ADJUSTED EPS FROM CONTINUING OPERATIONS FOR FOURTH QUARTER AND FULL YEAR 2015

•	Fourth-quarter adjusted EPS from continuing operations increases 46% to $0.19 – the twelfth consecutive quarter of adjusted EPS growth

•	Full-year adjusted EPS from continuing operations increases 37% to $0.85

•	Continuing operations generated $75 million of free cash flow in 2015

•	Profitability metrics continued to strengthen (FY 2015):
•	Adjusted gross profit margin expands to 29.1% from 27.3%
•	Adjusted EBITDA margin expands to 14.9% from 12.2%
•	Adjusted ROIC increases to 13.7% from 11.2%

•	2016 adjusted EPS expected to be $0.95 - $1.00, on a constant currency basis

CLEVELAND, Ohio – February 24, 2016 – Ferro Corporation (NYSE: FOE, the “Company”) today reported results for the fourth quarter and full year ended December 31, 2015.  The results for the fourth-quarter and full-year 2015 include the impact of releasing valuation allowances on certain deferred tax assets, which were originally provided for in 2012. The release of the valuation allowances resulted in a $63 million tax benefit, positively impacting reported diluted earnings per share for the fourth-quarter and full-year, ending December 31, 2015.  The impact of this tax benefit is excluded from the presentation of adjusted earnings as discussed in this release.  Adjusted earnings also exclude charges and gains relating to, among other items, restructuring activities, transaction-related expenses, pension and other postretirement benefits mark-to-market adjustments and, for 2014, the refinancing of the Company’s debt.  Please see the attached supplemental tables for reconciliations concerning GAAP and adjusted financial results.

Earnings – Continuing Operations	Q4 2015	Q4 2014	FY 2015	FY 2014
GAAP Diluted EPS	$0.67	$(0.35)	$1.14	$(0.10)
Adjusted Diluted EPS	$0.19	$0.13	$0.85	$0.62

2015 Fourth-Quarter Results from Continuing Operations

Fourth-quarter 2015 net sales were $265 million, compared with $261 million in the year-ago quarter.  Quarterly value-added sales, which exclude precious metal sales, increased 2% to $257 million and increased 15% on a constant currency basis.  Foreign currency translation reduced value-added sales by approximately $34 million.  Sales growth was largely driven by acquisitions, as Ferro continued to execute its growth strategy.

Fourth-quarter 2015 adjusted earnings per diluted share increased by 46% to $0.19 versus $0.13 in the same period last year.  The improvement in income was primarily driven by the increase in value-added sales, a higher gross profit margin and a lower adjusted effective tax rate in 2015.

The adjusted gross profit margin for the fourth quarter was 29.0% compared with 25.8% in the 2014 period, while the adjusted effective tax rates were 26.9% and 36.0% for the fourth quarters of 2015 and 2014, respectively.

2015 Full-Year Results from Continuing Operations

Net sales were $1.08 billion, compared with $1.11 billion in 2014.  Value-added sales were $1.04 billion and $1.07 billion for 2015 and 2014, respectively, with unfavorable foreign currency translation reducing value-added sales by an estimated $132 million.  On a constant currency basis, value-added sales increased 11%, or $105 million year-over-year.  Sales growth was due to acquisitions and increased sales in the Performance Colors and Glass and Pigments, Powders and Oxides segments.

Adjusted earnings per diluted share for 2015 increased by 37% to $0.85 versus $0.62 last year.  The improvement in income was primarily driven by an increase in gross profit margin, reduced adjusted selling, general and administrative (“SG&A”) expenses, and a lower adjusted effective tax rate in 2015.

The adjusted gross profit margin for 2015 was 29.1% compared with 27.3% last year, while the adjusted effective tax rates were 24.2% and 36.0% for 2015 and 2014, respectively.  Adjusted SG&A expenses were approximately $3 million lower in 2015 compared with the prior year, due to the impact of foreign currency translation.  On a constant currency basis, adjusted SG&A expenses increased by $17 million, due to the acquisitions of Vetriceramici and Nubiola, which added $19 million of SG&A expenses, partially offset by a reduction in base SG&A expense.

2015 Cash Flow and Return on Invested Capital

Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) was $155 million in 2015 compared with $130 million in 2014.  Adjusted EBITDA margins, represented as a percentage of value-added sales, were 14.9% in 2015 and 12.2% in 2014.  The adjusted return on invested capital (“ROIC”), excluding recent acquisitions, was 13.7% for 2015 compared with 11.2% for 2014.

For 2015, continuing operations generated approximately $75 million of free cash flow.  This cash flow, along with additional liquidity, including excess cash and borrowings under the revolving credit facility, was used to invest in acquisitions ($223 million), restructure operations ($16 million), repurchase the Company’s common stock ($39 million) and fund discontinued operations ($46 million).

For the year, net debt (debt less cash and cash equivalents) increased by $249 million to $415 million.

Peter Thomas, Chairman, President and CEO said, “Our global team delivered another strong quarter to finish off the year, as we continued to advance our growth strategy.  Despite challenging currency and global economic headwinds, we delivered solid growth in revenues, earnings and cash flow from continuing operations.  During the past 18 months, we have invested in acquisitions that complement our existing businesses, provide attractive margins, and improve our capabilities in important growth markets.  We are well positioned strategically to leverage our infrastructure and market-leading positions to achieve or exceed our performance targets and generate stronger returns for our shareholders.

“For 2016, we expect to deliver adjusted EPS growth of approximately 15-20%.  We anticipate this growth will be achieved despite challenging macro-economic conditions, with anticipated global GDP (weighted by the Company’s sales) of 2.0% - 2.5%.  The earnings improvement will be driven by contributions from acquisitions, organic sales growth and continued focus on reducing our direct and indirect purchasing costs.  In addition, we intend to continue to pursue acquisitions.  We have a robust pipeline of acquisition targets and the financial flexibility to pursue them.  Our acquisition growth objective is to invest $100 million annually to add assets that strengthen our product and technology portfolios, improve our market position, expand our global reach, and drive shareholder value.”

Outlook

On a constant currency basis, assuming foreign currency exchange rates in 2016 are equivalent to the average rates in in 2015 (EURO = 1.110), the Company expects adjusted earnings per diluted share for 2016 will be in the range of $0.95 - $1.00, with adjusted EBITDA in the range of $178 - $185 million.  Continuing operations are expected to generate free cash flow of $80 - $90 million.

The 2016 constant currency guidance reflects the following items shown below.  Note:  the Company has historically described sales growth and profitability metrics based on value-added sales.  Going forward, the Company will use net sales.  The below table expresses growth and profitability metrics using both methodologies.

	Net Sales	Value-Added Sales
Sales growth:	10%-11%	10-11%
Consolidated gross profit margin:	29.0% - 29.5%	30.0% - 30.5%
SG&A expenses as percent of sales:	17.0% - 17.5%	17.5% - 18.0%
Other income and (expense):	$(3) - $(4) million
Interest expense:	$18 - $19 million
Effective tax rate:	27% - 28%

Using 2016 year-to-date average exchange rates (EURO = 1.098) as an estimate for full-year 2016 exchange rates, the Company estimates sales and operating income will be reduced by approximately $50 million and $5 million, respectively, versus constant currency values.  Accounting for foreign currency exchange rates at these levels, the Company anticipates adjusted earnings per diluted share will be in the range of $0.90 - $0.95.

Stock Repurchase

During the fourth quarter of 2015, the Company purchased $31.6 million of its common stock, or approximately 2.7 million shares.  Since year-end, the Company has repurchased an additional $11.4 million of common stock, or approximately 1.2 million additional shares, completing that stock repurchase program.  In total, over the last six months, the Company has purchased 4.46 million shares at an average price of approximately $11.22 per share.

The Company’s Board of Directors has approved a new share repurchase program under which the Company is authorized to repurchase up to an additional $25 million of the Company’s outstanding commons stock on the open market, including through a Rule 10b5-1 plan, in privately negotiated transactions, or otherwise.

Conference Call

The Company will host a conference call to discuss its fourth-quarter and full-year 2015 financial results and its current outlook for 2016 on Thursday, February 25, 2016, at 10:00 a.m. Eastern Time.  To listen to the call, dial 888-225-2707 if calling from the United States or Canada, or dial 303-223-4376 if calling from outside North America.  Please call approximately 10 minutes before the conference call is scheduled to begin.

An audio replay of the call will be available through noon Eastern Time on March 3, 2016.  To access the replay, dial 800-633-8284 (toll free) if calling from the United States or Canada, or dial 402-977-9140 if calling from outside North America.  Use the program ID #21804788 to access the audio replay.

The conference call will also be broadcast live over the Internet and will be available for replay through March 31, 2016.  The live broadcast and replay can be accessed through the Investor Information portion of the Company’s Web site at www.ferro.com.  A podcast of the conference call also will be available on the site.

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global supplier of technology-based performance materials, including glass-based coatings, pigments and colors, and polishing materials. Ferro products are sold into the building and construction, automotive, appliances, electronics, household furnishings, and industrial products markets. Headquartered in Mayfield Heights, Ohio, the Company has approximately 4,740 employees globally and reported 2014 sales of $1.1 billion.

Cautionary Note on Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following:

•	demand in the industries into which Ferro sells its products may be unpredictable, cyclical, or heavily influenced by consumer spending;
•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;
•	currency conversion rates and economic, social, political, and regulatory conditions around the world;
•	Ferro’s ability to successfully introduce new products or enter into new growth markets;
•

Ferro’s ability to complete acquisitions, effectively integrate the businesses and achieve the expected synergies (including the Ferer, Al Salomi, Nubiola and Vetriceramici transactions), as well as the acquisitions being accretive and Ferro achieving the expected returns on invested capital;

•	Ferro’s ability to successfully implement and/or administer its cost-saving initiatives, including its restructuring programs, and to produce the desired results;
•	the impact of interruption, damage to, failure, or compromise of the Company’s information systems;
•	restrictive covenants in the Company’s credit facilities could affect its strategic initiatives and liquidity;
•	Ferro’s ability to access capital markets, borrowings, or financial transactions;
•	the availability of reliable sources of energy and raw materials at a reasonable cost;
•	increasingly aggressive domestic and foreign governmental regulations on hazardous materials and regulations affecting health, safety and the environment;
•	sale of products into highly regulated industries;
•	limited or no redundancy for certain of the Company’s manufacturing facilities and possible interruption of operations at those facilities;
•	competitive factors, including intense price competition;
•	Ferro’s ability to protect its intellectual property or to successfully resolve claims of infringement brought against it;
•	the impact of operating hazards and investments made in order to meet stringent environmental, health and safety regulations;
•	management of Ferro’s general and administrative expenses;
•

Ferro’s multi-jurisdictional tax structure and its ability to reduce its effective tax rate, including the impact of the Company’s performance on its ability to utilize significant deferred tax assets;

•	the effectiveness of strategies to increase Ferro’s return on invested capital, and the short-term impact that acquisitions may have on return on invested capital;
•	stringent labor and employment laws and relationships with the Company’s employees;

•	the impact of requirements to fund employee benefit costs, especially post-retirement costs;
•	implementation of new business processes and information systems, including the outsourcing of functions to third parties;
•	risks associated with the manufacture and sale of material into industries making products for sensitive applications;
•	exposure to lawsuits in the normal course of business;
•	risks and uncertainties associated with intangible assets;
•	Ferro’s borrowing costs could be affected adversely by interest rate increases;
•	liens on the Company’s assets by its lenders affect its ability to dispose of property and businesses;
•	Ferro may not pay dividends on its common stock in the foreseeable future;
•	amount and timing of any repurchase of common stock; and
•	other factors affecting the Company’s business that are beyond its control, including disasters, accidents and governmental actions.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information, or circumstances that arise after the date of this release. Additional information regarding these risks can be found in our Annual Report on Form 10-K for the period ended December 31, 2015.

# # #

Company Contacts:

Investor Contact:

John Bingle, 216-875-5411

Treasurer and Director of Investor Relations

john.bingle@ferro.com

Media Contact:

Mary Abood, 216-875-5401

Director, Corporate Communications

mary.abood@ferro.com

Table 1

Ferro Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share amounts)	Three Months Ended		Twelve Months Ended
	December 31, (Unaudited)		December 31,
	2015	2014	2015	2014

Net sales	$264,990	$260,928	$1,075,341	$1,111,626
Cost of sales	188,613	202,054	773,661	826,541
Gross profit	76,377	58,874	301,680	285,085
Selling, general and administrative expenses	66,331	134,418	216,899	286,762
Restructuring and impairment charges	4,186	1,020	9,655	8,849
Other expense (income):
Interest expense	5,026	3,301	15,163	16,263
Interest earned	(172)	(66)	(363)	(118)
Loss on extinguishment of debt	-	32	-	14,384
Foreign currency (gains) losses, net	(1,263)	116	4,495	1,159
Miscellaneous expense (income), net	343	(3,418)	1,048	622
Income (loss) before income taxes	1,926	(76,529)	54,783	(42,836)
Income tax (benefit)	(57,030)	(46,575)	(45,100)	(34,227)
Income (loss) from continuing operations	58,956	(29,954)	99,883	(8,609)
(Loss) income from discontinued operations, net of income taxes	(8,091)	41,508	(36,779)	94,840
Net income	50,865	11,554	63,104	86,231
Less: Net income (loss) attributable to noncontrolling interests	275	111	(996)	160
Net income attributable to Ferro Corporation common shareholders	$50,590	$11,443	$64,100	$86,071

Earnings (loss) per share attributable to Ferro Corporation common shareholders:
Basic earnings (loss):
Continuing operations	$0.69	$(0.35)	$1.16	$(0.10)
Discontinued operations	(0.09)	0.48	(0.42)	1.09
	$0.59	$0.13	$0.74	$0.99

Diluted earnings (loss):
Continuing operations	$0.67	$(0.35)	$1.14	$(0.10)
Discontinued operations	(0.09)	0.48	(0.42)	1.09
	$0.58	$0.13	$0.72	$0.99
Shares outstanding:
Weighted-average basic shares	85,363	86,987	86,718	86,920
Weighted-average diluted shares	87,049	86,987	88,433	86,920
End-of-period basic shares	84,005	86,990	84,005	86,990

Table 2

Ferro Corporation and Subsidiaries

Segment Net Sales and Gross Profit

(Dollars in thousands)	Three Months Ended		Twelve Months Ended
	December 31, (Unaudited)		December 31,
	2015	2014	2015	2014
Segment Net Sales
Performance Coatings	$128,379	$141,688	$533,370	$588,538
Performance Colors and Glass	86,408	95,468	376,769	407,674
Pigments, Powders and Oxides	50,203	23,772	165,202	115,414
Total segment net sales	$264,990	$260,928	$1,075,341	$1,111,626

Segment Gross Profit
Performance Coatings	$30,819	$28,606	$126,945	$131,043
Performance Colors and Glass	28,669	31,294	128,209	134,964
Pigments, Powders and Oxides	15,353	5,532	45,678	28,480
Other costs of sales	1,536	(6,558)	848	(9,402)
Total gross profit	$76,377	$58,874	$301,680	$285,085

Selling, general and administrative expenses	$66,331	$134,418	$216,899	$286,762
Restructuring and impairment charges	4,186	1,020	9,655	8,849
Other expense (income), net	3,934	(35)	20,343	32,310
Income (loss) before income taxes	$1,926	$(76,529)	$54,783	$(42,836)

Table 3

Ferro Corporation and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands)	December 31,	December 31,
	2015	2014
ASSETS
Current assets
Cash and cash equivalents	$58,380	$140,500
Accounts receivable, net	231,970	236,749
Inventories	184,854	158,368
Deferred income taxes	12,088	7,532
Other receivables	34,088	25,635
Other current assets	15,695	17,912
Current assets held-for-sale	16,215	27,087
Total current assets	553,290	613,783
Other assets
Property, plant and equipment, net	260,429	212,642
Goodwill	145,669	93,733
Intangible assets, net	106,633	57,309
Deferred income taxes	87,385	39,712
Other non-current assets	48,767	55,638
Non-current assets held-for-sale	23,178	18,737
Total assets	$1,225,351	$1,091,554

LIABILITIES AND EQUITY
Current liabilities
Loans payable and current portion of long-term debt	$7,446	$8,382
Accounts payable	120,380	129,236
Accrued payrolls	28,584	36,051
Accrued expenses and other current liabilities	54,664	53,133
Current liabilities held-for-sale	7,156	10,016
Total current liabilities	218,230	236,818
Other liabilities
Long-term debt, less current portion	466,108	298,285
Postretirement and pension liabilities	148,249	167,772
Other non-current liabilities	66,990	50,359
Non-current liabilities held-for-sale	1,493	2,304
Total liabilities	901,070	755,538
Equity
Total Ferro Corporation shareholders’ equity	316,459	324,384
Noncontrolling interests	7,822	11,632
Total liabilities and equity	$1,225,351	$1,091,554

Table 4

Ferro Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Dollars in thousands)	Three Months Ended		Twelve Months Ended
	December 31, (Unaudited)		December 31,
	2015	2014	2015	2014
Cash flows from operating activities
Net income	$50,865	$11,554	$63,104	$86,231
Loss (gain) on sale of assets and businesses	548	(73,898)	1,836	(124,026)
Depreciation and amortization	9,059	6,640	41,061	35,384
Interest amortization	250	385	1,125	3,106
Restructuring and impairment charges	1,988	(592)	13,270	11,564
Devaluation of Venezuela	—	—	3,343	1,094
Loss on extinguishment of debt	—	32	—	14,384
Accounts receivable	23,230	(8,862)	20,208	(5,667)
Inventories	7,788	13,428	6,562	(12,575)
Accounts payable	(4,960)	(7,298)	(14,605)	5,936
Other current assets and liabilities, net	(13,643)	(13,544)	(19,400)	(21,085)
Other adjustments, net	(55,421)	90,728	(65,302)	66,127
Net cash provided by operating activities	19,704	18,573	51,202	60,473

Cash flows from investing activities
Capital expenditures for property, plant and equipment and other long lived assets	(6,836)	(12,772)	(43,087)	(53,768)
Proceeds from sale of businesses, net	—	149,493	—	237,830
Proceeds from sale of assets	498	829	642	6,740
Business acquisitions, net of cash acquired	(35,158)	(108,872)	(202,155)	(115,598)
Net cash (used in) provided by investing activities	(41,496)	28,678	(244,600)	75,204

Cash flows from financing activities
Net (repayments) borrowings under loan payable[1]	(9,052)	1,428	(7,261)	(41,101)
Proceeds from revolving credit facility	95,617	80,063	242,390	457,907
Principal payments on term loan facility	(750)	(750)	(3,000)	(750)
Principal payments on revolving credit facility	(41,653)	(80,063)	(72,390)	(467,112)
Proceeds from term loan facility	—	—	—	300,000
Repayment of 7.875% Senior Notes	—	—	—	(260,451)
Payment of debt issuance costs	—	(237)	—	(7,071)
Purchase of treasury stock	(31,573)	—	(38,571)	—
Other financing activities	(282)	381	(1,442)	435
Net cash provided by (used in) financing activities	12,307	822	119,726	(18,143)
Effect of exchange rate changes on cash and cash equivalents	(1,628)	(2,859)	(8,448)	(5,362)
(Decrease) increase in cash and cash equivalents	(11,113)	45,214	(82,120)	112,172
Cash and cash equivalents at beginning of period	69,493	95,286	140,500	28,328
Cash and cash equivalents at end of period	$58,380	$140,500	$58,380	$140,500

Cash paid during the period for:
Interest	$5,047	$4,673	$16,188	$28,536
Income taxes	$3,860	$5,047	$21,364	$9,376

1.	Includes cash flows related to our domestic accounts receivable program and loans payable to banks.

Table 5

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Reported Income to Adjusted Income

For the Three Months Ended December 31 (unaudited)

(Dollars in thousands, except per share amounts)	Cost of sales	Selling general and administrative expenses	Restructuring and impairment charges	Other expense (income), net	Income tax (benefit) expense	Net income (loss) attributable to common shareholders	Diluted earnings (loss) per share

	2015

As reported	$188,613	$66,331	$4,186	$3,934	$(57,030)	$50,590	$0.58
Special items:
Restructuring	—	—	(4,186)	—	1,277	2,909	0.03
Pension[1]	1,697	(10,428)	—	—	—	8,731	0.10
Other[2]	—	(6,391)	—	(1,328)	61,830	(54,111)	(0.62)
Discontinued operations	—	—	—	—	—	8,091	0.09
Total special items[4]	1,697	(16,819)	(4,186)	(1,328)	63,107	(34,380)	(0.39)
As adjusted	$190,310	$49,512	$—	$2,606	$6,077	$16,210	$0.19

	2014

As reported	$202,054	$134,418	$1,020	$(35)	$(46,575)	$11,443	$0.13
Special items:
Restructuring	—	—	(1,020)	—	367	653	0.01
Pension[1]	(6,124)	(81,365)	—	—	31,496	55,993	0.63
Other[2]	100	(6,563)	—	102	2,290	4,071	0.05
Taxes[3]	—	—	—	—	19,025	(19,025)	(0.22)
Discontinued operations	—	—	—	—	—	(41,508)	(0.47)
Total special items[4]	(6,024)	(87,928)	(1,020)	102	53,178	184	-
As adjusted	$196,030	$46,490	$—	$67	$6,603	$11,627	$0.13

1.	Pension and other postretirement mark-to-market adjustment of the related net liabilities.
2.

Within “Selling, general and administrative expenses” in 2015, the adjustment primarily includes certain business development activities, and in 2014, the adjustment primarily includes certain business development activities and costs associated with certain reorganization projects.  Within “Other expense (income), net” in 2015, the adjustment primarily relates to the impacts of foreign currency related items in Argentina and loss on sale of assets. Within “Income tax (benefit) expense” in 2015, the adjustment consists of the release of the valuation allowance.

3.

Adjustment of adjusted earnings to a normalized 36% tax rate in 2014.  In 2015, the tax rate reflects the reported tax rate, adjusted for pro forma adjustments being tax effected at the respective statutory rate where the item originated.

4.	Due to rounding, total earnings per share related to special items does not always add to the total adjusted earnings per share.

It should be noted that adjusted income, earnings per share and other adjusted items referred above are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  The adjusted income, earnings per share and other adjusted items presented above exclude certain special items including restructuring charges, certain business development activities, the overall financial impact of currency related items in Argentina, pension and other postretirement mark-to-market adjustments and discontinued operations.  We believe this data provides investors with additional information on the underlying operations of the business and enables period-to-period comparability of financial performance.  In addition, these measures are used in the calculation of certain incentive compensation programs for selected employees.

Table 6

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Reported Income to Adjusted Income

For the Twelve Months Ended December 31 (unaudited)

(Dollars in thousands, except per share amounts)	Cost of sales	Selling general and administrative expenses	Restructuring and impairment charges	Other expense (income), net	Income tax (benefit) expense	Net income (loss) attributable to common shareholders	Diluted earnings (loss) per share

	2015

As reported	$773,661	$216,899	$9,655	$20,343	$(45,100)	$64,100	$0.72
Special items:
Restructuring	—	—	(9,655)	—	3,132	6,523	0.07
Pension[1]	1,697	(10,428)	—	—	-	8,731	0.10
Other[2]	(2,470)	(17,633)	—	(6,091)	66,017	(39,823)	(0.45)
Discontinued operations	—	—	—	—	—	36,779	0.42
Noncontrolling interest	—	—	—	—	—	(1,453)	(0.02)
Total special items[4]	(773)	(28,061)	(9,655)	(6,091)	69,149	10,757	0.12
As adjusted	$772,888	$188,838	$—	$14,252	$24,049	$74,857	$0.85

	2014

As reported	$826,541	$286,762	$8,849	$32,310	$(34,227)	$86,071	$0.99
Special items:
Restructuring	—	—	(8,849)	—	3,186	5,663	0.06
Pension[1]	(6,124)	(81,365)	—	—	31,496	55,993	0.63
Other[2]	422	(13,213)	—	(19,424)	11,597	20,618	0.23
Taxes[3]	—	—	—	—	18,806	(18,806)	(0.21)
Discontinued operations	—	—	—	—	—	(94,840)	(1.08)
Noncontrolling interest	—	—	—	—	—	(461)	—
Total special items[4]	(5,702)	(94,578)	(8,849)	(19,424)	65,085	(31,833)	(0.37)
As adjusted	$820,839	$192,184	$—	$12,886	$30,858	$54,238	$0.62

1.	Pension and other postretirement mark-to-market adjustment of the related net liabilities.
2.

Within “Cost of sales” in 2015, the adjustment primarily includes impacts of currency related items in Venezuela. Within “Selling general and administrative expenses” in 2015, the adjustment primarily includes certain business development activities, and in 2014, the adjustment primarily includes certain business development activities and costs associated with certain reorganization projects. Within “Other expense, net” in 2015, the adjustment primarily includes the impact of the loss on a foreign currency contract associated with the purchase of Nubiola, loss on sale of assets and the impacts of currency related items in Venezuela and Argentina, and it 2014, the adjustment primarily includes debt extinguishment costs, impacts of currency related items in Venezuela and gains/losses on asset sales.   Within “Income tax (benefit) expense” in 2015, the adjustment consists of the release of the valuation allowance.

3.

Adjustment of adjusted earnings to a normalized 36% tax rate in 2014.  In 2015, the tax rate reflects the reported tax rate, adjusted for pro forma adjustments being tax effected at the respective statutory rate where the item originated.

4.	Due to rounding, total earnings per share related to special items does not always add to the total adjusted earnings per share.

It should be noted that adjusted income, earnings per share and other adjusted items referred above are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  The adjusted income, earnings per share and other adjusted items presented above exclude certain special items including restructuring charges, certain business development activities, the overall financial impact of currency related items in Venezuela and Argentina, debt extinguishment costs, pension and other postretirement mark-to-market adjustments and discontinued operations.  We believe this data provides investors with additional information on the underlying operations of the business and enables period-to-period comparability of financial performance.  In addition, these measures are used in the calculation of certain incentive compensation programs for selected employees.

Table 7

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Segment Net Sales Excluding Precious Metals to Net Sales

and Schedule of Adjusted Gross Profit (unaudited)

(Dollars in thousands)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Performance Coatings	$128,379	$141,688	$533,370	$588,538
Performance Colors and Glass	78,670	86,896	339,610	367,637
Pigments, Powders and Oxides	50,116	23,401	164,989	109,477
Total segment net sales excluding precious metals	257,165	251,985	1,037,969	1,065,652
Sales of precious metals	7,825	8,943	37,372	45,974
Total net sales	$264,990	$260,928	$1,075,341	$1,111,626

Net sales excluding precious metals	$257,165	$251,985	$1,037,969	$1,065,652
Adjusted cost of sales[1]	190,310	196,030	772,888	820,839
Cost of sales from precious metals	(7,825)	(8,943)	(37,372)	(45,974)
Adjusted cost of sales excluding precious metals	182,485	187,087	735,516	774,865
Adjusted gross profit	$74,680	$64,898	$302,453	$290,787
Adjusted gross profit percentage	29.0%	25.8%	29.1%	27.3%

1.

Adjusted cost of sales reflects pro forma adjustments of a loss of $1.7 and a benefit of $6.0 million for the three months ended December 31, 2015 and 2014, respectively, and a benefit of $0.8 million and $5.7 million for the twelve months ended December 31, 2015 and 2014, respectively.

It should be noted that segment net sales excluding precious metals, adjusted cost of sales and adjusted gross profit are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). The sales are presented here to exclude the impact of volatile precious metal raw material costs. The precious metal raw material costs are generally passed through directly to customers with minimal margin. Adjusted gross profit and adjusted cost of sales excludes special items, primarily comprised of certain business development activities, and the overall financial impact of currency related items in Venezuela. We believe this data provides investors with additional useful information on the underlying operations of the business and enables period-to-period comparability of financial performance.

Table 8

Ferro Corporation and Subsidiaries

Supplemental Information

Constant Currency Schedule of Adjusted Operating Profit (unaudited)

	Three Months Ended
(Dollars in thousands)	December 31,
	2014	Adjusted 2014[1]	2015	2015 vs Adjusted 2014
Segment net sales excluding precious metals
Performance Coatings	$141,688	$120,814	$128,379	$7,565
Performance Colors and Glass	86,896	80,201	78,670	(1,531)
Pigments, Powders and Oxides	23,401	22,532	50,116	27,584
Total segment net sales excluding precious metals	$251,985	$223,547	$257,165	$33,618

Segment gross profit
Performance Coatings	$28,606	$24,645	$30,819	$6,174
Performance Colors and Glass	31,294	28,528	28,669	141
Pigments, Powders and Oxides	5,532	5,224	15,353	10,129
Other costs of sales	(6,558)	(5,809)	1,536	7,345
Total gross profit	$58,874	$52,588	$76,377	$23,789

Adjusted gross profit	64,898	58,616	74,680	16,064

Selling, general and administrative expenses	134,418	128,655	66,331	(62,324)

Adjusted selling, general and administrative expenses	46,490	40,790	49,512	8,722

Operating profit	(75,544)	(76,067)	10,046	86,113

Adjusted operating profit	18,408	17,826	25,168	7,342

1.

Reflects the remeasurement of 2014 reported and adjusted local currency results using 2015 exchange rates, resulting in constant currency comparative figures to 2015 reported and adjusted results.  See Table 5 for pro forma adjustments applicable to the three month comparative periods, respectively.

It should be noted that the adjusted 2014 results is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  Adjusted 2014 results are remeasured using the respective 2015 exchange rates.  We believe this data provides investors with additional information on the underlying operations of the business and enables period-to-period comparability of financial performance.

Table 9

Ferro Corporation and Subsidiaries

Supplemental Information

Constant Currency Schedule of Adjusted Operating Profit (unaudited)

	Twelve Months Ended
(Dollars in thousands)	December 31,
	2014	Adjusted 2014[1]	2015	2015 vs Adjusted 2014
Segment net sales excluding precious metals
Performance Coatings	$588,538	$497,732	$533,370	$35,638
Performance Colors and Glass	367,637	331,574	339,610	8,036
Pigments, Powders and Oxides	109,477	103,955	164,989	61,034
Total segment net sales excluding precious metals	$1,065,652	$933,261	$1,037,969	$104,708

Segment gross profit
Performance Coatings	$131,043	$112,376	$126,945	$14,569
Performance Colors and Glass	134,964	122,686	128,209	5,523
Pigments, Powders and Oxides	28,480	27,230	45,678	18,448
Other costs of sales	(9,402)	(8,673)	848	9,521
Total gross profit	$285,085	$253,619	$301,680	$48,061

Adjusted gross profit	290,787	259,294	302,453	43,159

Selling, general and administrative expenses	286,762	266,341	216,899	(49,442)

Adjusted selling, general and administrative expenses	192,184	171,367	188,838	17,471

Operating profit	(1,677)	(12,722)	84,781	97,503

Adjusted operating profit	98,603	87,927	113,615	25,688

1.

Reflects the remeasurement of 2014 reported and adjusted local currency results using 2015 exchange rates, resulting in constant currency comparative figures to 2015 reported and adjusted results.  See Table 6 for pro forma adjustments applicable to the twelve month comparative periods, respectively.

It should be noted that the adjusted 2014 results is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  Adjusted 2014 results are remeasured using the respective 2015 exchange rates.  We believe this data provides investors with additional information on the underlying operations of the business and enables period-to-period comparability of financial performance.

Table 10

Ferro Corporation and Subsidiaries

Reconciliation of Net Income to Adjusted EBITDA (unaudited)

(Dollars in thousands)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Net income attributable to Ferro Corporation common shareholders	$50,590	$11,443	$64,100	$86,071
Less: Net income (loss) attributable to noncontrolling interests	275	111	(996)	160
Loss (income) from discontinued operations, net of income taxes	8,091	(41,508)	36,779	(94,840)
Restructuring and impairment charges	4,186	1,020	9,655	8,849
Other (income) expense, net	(1,092)	(3,336)	5,180	16,047
Interest expense	5,026	3,301	15,163	16,263
Income tax (benefit)	(57,030)	(46,575)	(45,100)	(34,227)
Depreciation and amortization	9,309	7,025	42,186	34,309
Less interest amortization expense and other	(250)	(385)	(1,125)	(3,106)
Cost of sales adjustments	(1,697)	6,024	773	5,702
SG&A Adjustments	16,819	87,928	28,061	94,578
Adjusted EBITDA	$34,227	$25,048	$154,676	$129,806

Net sales excluding precious metals	$257,165	$251,985	$1,037,969	$1,065,652
Adjusted EBITDA as a % of net sales excluding precious metals	13.3%	9.9%	14.9%	12.2%

It should be noted that adjusted EBITDA is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  Adjusted EBITDA is net income before the effects of income (loss) attributable to noncontrolling interest, discontinued operations,  restructuring and impairment charges, other expense (income) net, interest expense, income tax expense (benefit), depreciation and amortization, nonrecurring adjustments to cost of sales, and nonrecurring adjustments to SG&A. We believe this data provides investors with additional information on the underlying operations of the business and enables period-to-period comparability of financial performance. In addition, these measures are used in the calculation of certain incentive compensation programs for selected employees.

Table 11

Ferro Corporation and Subsidiaries

Supplemental Information

Return on Invested Capital

For the Twelve Months Ended (unaudited)

(Dollars in thousands)	December 31,	December 31,
	2015	2014

Gross profit	$301,680	$285,085
Selling, general and administrative expenses	216,899	286,762
Total operating loss	84,781	(1,677)
Pro forma adjustments[1]	29,539	101,624
Adjusted operating profit before tax	114,320	99,947
Less: Tax at pro forma rate[2]	(29,723)	(35,981)
Net operating profit after tax	$84,597	$63,966

Vetriceramici, Nubiola and Al Salomi NOPAT loss	11,083	(536)
Net operating profit after tax excluding Vetriceramici, Nubiola and Al Salomi	$73,514	$64,502

Equity	324,281	336,016
Equity - discontinued operations	(30,744)	(33,507)
Debt	473,554	306,667
Off balance sheet precious metal leases	20,464	26,535
Postretirement and pension liabilities	148,249	167,772
Environmental liabilities	13,824	14,440
Release of valuation allowance	(63,289)	-
Cash	(58,380)	(140,500)
Invested capital	$827,959	$677,423

Return on invested capital	10.2%	9.4%

Less: Vetriceramici, Nubiola and Al Salomi invested capital	292,543	100,430
Invested capital excluding Vetriceramici, Nubiola and Al Salomi	$535,416	$576,993

Return on invested capital excluding Vetriceramici, Nubiola and Al Salomi	13.7%	11.2%

1.

Primarily includes adjustments for the annual remeasurement of our pension and other postretirement benefit plans, certain business development activities, currency related items in Venezuela and costs associated with certain reorganization projects.

2.

Operating profit is tax effected at 26.0% for the rolling twelve months ended December 31, 2015, as this represents a normalized tax rate reflecting our current mix of business in 2015.  This tax rate deviates from our full year 2015 estimate due to certain discrete items in 2015 that would not be considered normalized, as well as certain tax planning opportunities to be implemented.  The pro forma tax rate in 2014 was 36%.

It should be noted that adjusted operating profit and return on invested capital are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  Adjusted operating profit is operating profit before the effects of discontinued operations, nonrecurring adjustments to cost of sales, and nonrecurring adjustments to SG&A. We believe this data provides investors with additional information on the underlying operations of the business and enables period-to-period comparability of financial performance. In addition, these measures are used in the calculation of certain incentive compensation programs for selected employees.

Table 12

Ferro Corporation and Subsidiaries

Supplemental Information

Adjusted EBITDA Cash Flow

For the Twelve Months Ended (unaudited)

(Dollars in thousands)

	December 31,	December 31,
	2015	2014
	As Adjusted	As Adjusted

Adjusted EBITDA	$154,676	$129,806
Capital expenditures	(20,322)	(14,125)
Working capital	(5,374)	(4,808)
Cash income taxes	(21,364)	(9,376)
Cash interest	(16,188)	(28,536)
Pension	(4,086)	(28,771)
Other	(11,860)	(7,193)
Total Free Cash Flow from Continuing Operations	75,482	36,997

Discontinued operations	(46,342)	1,174
Debt refinancing	—	(16,849)
Restructuring/Other	(16,273)	(29,508)
(Outflows) proceeds from M&A activity	(223,303)	122,478
Stock repurchase	(38,571)	—

Change in Net Debt	$(249,007)	$114,292

It should be noted that total free cash flow from continuing operations and change in net debt are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  Adjusted EBITDA is net income before the effects of income (loss) attributable to noncontrolling interest, discontinued operations, restructuring and impairment charges, other expense (income) net, interest expense, income tax expense (benefit), depreciation and amortization, nonrecurring adjustments to cost of sales, and nonrecurring adjustments to SG&A. We believe this data provides investors with additional information on the underlying operations of the business and enables period-to-period comparability of financial performance.